As filed with the Securities and Exchange Commission on June 15, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Intelsat, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	98-0346003 (IRS Employer Identification Number)

North Tower, 2nd Floor
90 Pitts Bay Road
Pembroke HM 08, Bermuda
(Address, including zip code, of registrant’s principal executive offices)

INTELSAT, LTD.
2001 SHARE OPTION PLAN
2004 SHARE INCENTIVE PLAN
(Full titles of the plans)

David B. Meltzer
Intelsat Global Service Corporation
3400 International Drive, N.W.
Washington, D.C. 20008-3098
(202) 944-6800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Melissa Allison Warren
Venable LLP
Two Hopkins Plaza, 18th Floor
Baltimore, Maryland 21201
(410) 244-7400

CALCULATION OF REGISTRATION FEE

Title of securities	Amount to be	Proposed maximum	Proposed maximum	Amount of
to be registered	registered(1)	offering price per share(3)	aggregate offering price	registration fee
Ordinary shares, par value $3.00 per share	10,053,333 shares(2)	$14.16	$142,355,196	$18,037 (4)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional ordinary shares that may become issuable in accordance with the provisions of the plans described herein as a result of any future share split, share dividend or similar adjustment of the registrant’s issued and outstanding ordinary shares that results in an increase in the number of ordinary shares issued and outstanding.

(2)	Represents the maximum number of Intelsat, Ltd.’s ordinary shares issuable pursuant to share incentive awards under the Intelsat, Ltd. 2001 Share Option Plan and the Intelsat, Ltd. 2004 Share Incentive Plan covered by this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act based on the book value per issued and outstanding ordinary share of Intelsat, Ltd. of $14.16 as of March 31, 2004.

(4)	Pursuant to Rule 457(p) under the Securities Act, the registration fee due in connection with this registration statement is offset by the $63,350 registration fee paid by the registrant under the Registration Statement on Form F-1, File No. 333-113589, filed on March 15, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to participants under the Intelsat, Ltd. 2001 Share Option Plan and the Intelsat, Ltd. 2004 Share Incentive Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission, referred to as the SEC, either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with or furnished to the SEC are incorporated by reference in this registration statement:

•	annual report on Form 20-F for the fiscal year ended December 31, 2003 filed with the SEC on March 15, 2004; and

•	quarterly report for the period ended March 31, 2004 on Form 6-K furnished to the SEC on May 11, 2004.

     All reports and other documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment indicating that all securities offered have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the date of filing of these documents. Any statement contained in a document incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

     This registration statement relates to ordinary shares of $3.00 par value each of Intelsat, Ltd. that may be issued upon exercise of share incentive awards under the Intelsat, Ltd. 2001 Share Option Plan and the Intelsat, Ltd. 2004 Share Incentive Plan. References in this registration statement to “we”, “us” and “our” refer to Intelsat, Ltd. and, unless the context requires otherwise, to its subsidiaries. References to “the plans” or “our share incentive plans” refer to the Intelsat, Ltd. 2001 Share Option Plan and the Intelsat, Ltd. 2004 Share Incentive Plan together. The ordinary shares that may be issued upon exercise of share incentive awards under the plans are described below. A holder of a share incentive award who has not exercised the award and acquired ordinary shares of Intelsat, Ltd. has no rights as a shareholder of Intelsat, Ltd. and is not entitled to any dividends, voting rights or other rights associated with the ordinary shares.

     As of March 31, 2004, we had 176,720,088 ordinary shares of $3.00 par value each issued and outstanding or reserved for issuance. Of this amount, 166,666,755 ordinary shares were issued and outstanding, and up to 10,053,333 ordinary shares were reserved for issuance pursuant to our share incentive plans. There are no limitations under Bermuda law or under our memorandum of association or bye-laws on the rights of persons who are non-residents of Bermuda to hold or vote our ordinary shares.

     The following is a summary of some of the rights of the holders of our ordinary shares. These rights are set out in our memorandum of association and bye-laws or are provided under applicable Bermuda law or the Member Protection Rights Agreement, as amended, adopted by our board of directors, referred to in this registration statement as the Member Protection Rights Agreement, and may differ from those typically provided to shareholders of U.S. corporations under the corporations laws of some states of the United States. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of our memorandum of association, bye-laws and Member Protection Rights Agreement. For more information, you should read our memorandum of association, bye-laws and Member Protection Rights Agreement, as well as Item 10.B of our annual report on Form 20-F for the fiscal year ended December 31, 2003 filed with the SEC on March 15, 2004, which is incorporated by reference in this registration statement.

Voting Rights and Preemptive, Redemption, Conversion or Sinking Fund Rights

     Holders of our ordinary shares are entitled to one vote per share held of record on all matters submitted to a vote of the shareholders. Other than pursuant to the Member Protection Rights Agreement discussed below under “Member Protection Rights Agreement,” holders of our ordinary shares have no preemptive, redemption, conversion or sinking fund rights.

Dividend Rights

     Under Bermuda law, a company’s board of directors may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is, or after the payment would be, unable to pay its liabilities as they become due or that the realizable value of the company’s assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. Under our bye-laws, each ordinary share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any issued and outstanding preference shares. As of March 31, 2004, we had 2,500,000 preference shares of $3.00 par value each authorized for issuance and no preference shares issued or outstanding. There are no restrictions on our ability to transfer funds, other than funds denominated in Bermuda dollars, in or out of Bermuda or to pay dividends to U.S. residents who are holders of our ordinary shares.

Modifications of Shareholder Rights

     Our bye-laws provide that if our share capital is divided into different classes of shares, the rights attached to any class of shares, unless otherwise provided for by the terms of issue of the shares of that class, may be varied by the written consent of holders of three fourths of the issued shares of that class or by a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of that class in accordance with Section 47(7) of the Companies Act 1981 of Bermuda, referred to in this registration statement as the Companies Act. Our bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of those existing shares, vary the rights attached to existing shares.

Transfers of Shares

     A holder of our ordinary shares may transfer shares to another person by completing an instrument of transfer substantially in the form set out in our bye-laws or in such other common form as our board of directors may accept. The form must be signed by the transferor and transferee. However, in the case of fully paid shares, our board of directors may accept a form signed only by the transferor. The transferor will remain the holder of the shares until the transfer has been recorded in our register of shareholders. Our board of directors may refuse to recognize an instrument of transfer unless it is accompanied by the certificate for the shares to which it pertains and by such other evidence the board of directors may reasonably require to evidence the transferor’s right to make the transfer.

Rights Upon Dissolution

     Our bye-laws state that in the event of Intelsat, Ltd.’s dissolution or winding up, the holders of our ordinary shares are entitled to share in our surplus assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares. Our bye-laws state that if we are wound up, the liquidator may, upon the approval of the shareholders, divide all or any part of our assets among our shareholders. The liquidator may, for the purpose of distributing our assets to our shareholders, set the value of our assets and determine how the division of our assets shall be carried out as between our shareholders or any different classes of our shareholders.

Votes Required for Corporate Actions

     Under Bermuda law, we are required to convene at least one general shareholders’ meeting per calendar year. Under Bermuda law and under our bye-laws, general meetings of our shareholders may be either annual or special. Bermuda law and our bye-laws provide that special general meetings may be called if requested by shareholders holding not less than 10% of the paid-up share capital of the company carrying the right to vote at general meetings. Under our bye-laws and in accordance with Bermuda law, the chairman, the deputy chairman or our board of directors may convene a special general meeting whenever in their judgment it is deemed necessary.

     Unless required by Bermuda law or specifically provided in our bye-laws, voting at any general meeting of shareholders is generally decided by a simple majority of the votes cast at a meeting at which a quorum is present. If an equal number of votes are cast for and against a resolution, the resolution will fail.

     However, with respect to the election of any of our directors prior to the date of our initial public equity offering, our bye-laws provide that each holder of our ordinary shares will be entitled to cast a number of votes equal to the number of directors to be elected multiplied by the number of shares held by this holder, and that the votes cast by this holder may be divided among any number of candidates up to a maximum number equal to the number of directors to be elected.

     In general, our bye-laws provide that the quorum requirement for a shareholders’ meeting will be satisfied if at least two persons are present in person and represent in person or by proxy in excess of 50% of our total issued and outstanding voting shares.

     However, prior to the date of our initial public offering, our bye-laws may only be amended by a supermajority vote and, from and after the date of our initial public equity offering, some provisions of our bye-laws can be amended only by a majority vote of our shareholders at a meeting where a quorum representing a supermajority of our shareholders is present, as described below under “Amendment of Memorandum of Association and Bye-laws” and “Supermajority Voting and Quorum Requirements.” In addition, prior to the date of our initial public equity offering, we may not undertake certain actions or transactions specified in our bye-laws without the approval of shareholders representing at least 60% of our total issued and outstanding voting shares. These actions or transactions include, among others, the creation of any class of shares not already provided for in our bye-laws, any change in our authorized shares, the incurrence by us of indebtedness that would result in our total indebtedness exceeding a specified level, any dissolution, liquidation or winding-up of us unless our shareholders become shareholders on the same proportionate basis in a successor entity and our commencement of any voluntary bankruptcy or similar insolvency proceeding. These actions or transactions also include specified acquisitions and dispositions of assets, as well as specified amalgamations, mergers, consolidations and other strategic transactions.

     From and after the date of our initial public equity offering, certain actions or transactions involving us must be approved by shareholders representing not less than a majority of the votes cast at a general meeting of our shareholders at which a quorum of at least two persons present in person or by proxy representing not less than two thirds of our total issued and outstanding voting shares is present. These actions or transactions include, among others, any dissolution, liquidation or winding-up of us unless our shareholders become shareholders on the same proportionate basis in a successor entity, our commencement of any voluntary bankruptcy or similar insolvency proceeding, specified acquisitions and dispositions of assets, and specified amalgamations, mergers, consolidations and other strategic transactions.

     In addition to these supermajority vote or supermajority quorum requirements, our bye-laws require a supermajority vote of our shareholders or a supermajority quorum for some changes to our bye-laws or other actions by us. For information regarding these matters, see “Mergers, Consolidations, Amalgamations and Business Combinations” and “Amendment of Memorandum of Association and Bye-laws” below.

     Every holder of ordinary shares present in person and every person holding a valid proxy is entitled to vote at a general meeting of our shareholders.

Mergers, Consolidations, Amalgamations and Business Combinations

     Unless a company’s bye-laws provide otherwise, Bermuda law imposes specified director and shareholder approval requirements in connection with the amalgamation of a Bermuda company with an unaffiliated company. In our case, as noted above, our bye-laws provide special approval requirements for certain mergers, consolidations or amalgamations. Under our bye-laws, as noted below, from and after the date of our initial public equity offering, there are also special approval requirements for specified business combinations involving us and an interested party. Other amalgamations involving us will require the approval of our board of directors and, in general, the approval set forth under the Companies Act, which is the approval of shareholders holding at least 75% of the votes cast at a meeting of our shareholders at which, pursuant to our bye-laws, there must be a quorum of at least two persons representing in person or by proxy in excess of 50% of our total issued and outstanding voting shares.

     Generally, and except as described in our bye-laws, from and after the date of our initial public equity offering, a business combination involving us and an interested party or any of its affiliates requires the approval of shareholders holding at least 75% of the total voting power of all of our then issued and outstanding voting shares, in each case voting together as a single class, including the affirmative vote of at least two thirds of the total voting shares held by shareholders other than the interested party. The purpose of this requirement is to ensure that, in any business combination with an interested party, all shareholders receive a price per share equal to the highest price paid by the interested party for any shares.

Repurchase Rights

     Under Bermuda law, a company may repurchase its issued and outstanding shares out of funds legally available for the repurchase of shares. No repurchase may be effected if there are reasonable grounds for believing that the company is, or after effecting the share repurchase would be, unable to pay its liabilities as they become due or if as a result of the repurchase the issued share capital of the company would be reduced below the minimum capital specified for the company in its memorandum of association. In general, a repurchase of our securities can be authorized by our board of directors. However, under our bye-laws in general and subject to certain exceptions, from and after the date of our initial public equity offering, a repurchase of our securities by us that has the effect, directly or indirectly, of increasing the proportionate share of the issued and outstanding shares of any class of equity securities or securities convertible into equity securities of us or any of our subsidiaries that is directly or indirectly beneficially owned by an interested party or any affiliate of an interested party requires the approval of our board of directors and the affirmative vote of the holders of at least 75% of the total voting power of all the voting shares then issued and outstanding, in each case voting together as a single class, which shall include the affirmative vote of at least two thirds of the total voting power of the voting shares issued and outstanding held by shareholders other than the interested party.

Amendment of Memorandum of Association and Bye-laws

     Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. An amendment to the memorandum of association that alters the company’s business objects may require the approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion. Prior to the date of our initial public equity offering, our memorandum of association cannot be amended without the approval of shareholders representing at least 60% of our total issued and outstanding voting shares. Our bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of the shareholders. Except as described below, an amendment or waiver of any of our bye-laws or our memorandum of association shall be effective with the approval of our board of directors and by a resolution passed, prior to the date of our initial public equity offering, by shareholders representing at least 60% of our total issued and outstanding voting shares and, from and after the date of our initial public equity offering, by shareholders holding not less than a majority of the votes cast a general meeting of our shareholders.

Supermajority Voting and Quorum Requirements

     Some provisions of our bye-laws cannot be amended or waived without the approval either by a supermajority vote of our shareholders or by a majority vote of our shareholders at a meeting where a quorum representing a supermajority of our shareholders is present. For example, until the later to occur of July 18, 2013 and the date the public service agreement referred to in our bye-laws ceases to be in effect, no amendment to or waiver of our bye-law relating to our public service obligations shall be effective without the approval of shareholders representing not less than 100% of the voting power of all of our issued and outstanding voting shares.

     In addition, the affirmative vote of shareholders representing at least 75% of the voting power of all of our issued and outstanding voting shares is required to amend or waive certain provisions of our bye-laws, including, among others, bye-laws relating to the nomination and removal of directors, the classification of our board of directors, the prohibition on shareholder actions by written consent from and after the date of our initial public equity offering, voting by shareholders at general meetings (except with respect to votes related to certain bye-laws or actions covered by a separate supermajority vote or quorum requirement under our bye-laws), the limitations on beneficial ownership of our voting shares and business combinations involving interested parties.

     From and after the date of our initial public equity offering, other provisions of our bye-laws may be amended or waived upon the approval of shareholders representing not less than a simple majority of the votes cast at a meeting of our shareholders, but the quorum requirement at such a meeting is that at least two persons representing not less than two thirds of our total issued and outstanding voting shares must be present either in person or by proxy. These special quorum requirements apply to any vote to amend or waive, among others, bye-laws relating to the voting, dividend, liquidation and other rights attaching to our ordinary shares, the size and composition of our board of directors, the nomination and qualifications of directors, quorum requirements for board of directors and shareholder meetings and the amendment of the quorum and voting requirements and other matters described in this paragraph.

Annulment of Amendments of the Memorandum of Association

     Under Bermuda law, the holders of an aggregate of not less than 20% in par value of any class of a company’s share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.

Compulsory Acquisition of Shares Held by Minority Holders

     Under Bermuda law, minority shareholders can be compelled, in some circumstances, to sell their shares under statutory procedures under the Companies Act. These circumstances include, in general terms, the following:

•	Pursuant to a specified “scheme of arrangement” under the Companies Act. The scheme of arrangement must be effected by obtaining the agreement of the Bermuda company and the holders of shares representing in the aggregate a majority in number and at least 75% in value of the shares held by shareholders present and voting in a court ordered meeting held to consider the scheme of arrangement. In addition, the scheme of arrangement must receive all necessary approvals, including the approval, by court order, of the Bermuda Supreme Court. Upon the filing of such court order with the Registrar of Companies in Bermuda, all holders of shares could be compelled to sell their shares under the terms of the scheme of arrangement.

•	If an acquiring party has, within four months after the making of a tender offer for all of the shares or class of shares not owned by it, or any of its subsidiaries or any of their respective nominees has obtained the approval of the holders of 90% or more of all of the shares or class of shares to which the offer relates, the acquiring party may, at any time within two months beginning with the date on which the approval was obtained, require by notice any non-tendering shareholder to transfer its shares on the same terms as the original offer. In those circumstances, non-tendering shareholders will be compelled to sell their shares unless the Bermuda Supreme Court, on application made within a one-month period from the date of the acquiring party’s notice of its intention to acquire such shares, orders otherwise.

•	Where the acquiring party or acquiring parties hold not less than 95% of the shares or any class of shares of a Bermuda company, such acquiring party or acquiring parties may acquire, pursuant to a notice given to the remaining shareholders or class of shareholders, the shares of such remaining shareholders or class of shareholders, on the same terms. The acquiring party is entitled and bound to acquire the shares of the remaining shareholders or class of shareholders on the terms set out in the notice, unless a remaining shareholder, within one month of receiving such notice, applies to the Bermuda Supreme Court for an appraisal of the value of their shares.

Certain Provisions of Bermuda Law

     We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds, other than funds denominated in Bermuda dollars, in and out of Bermuda or to pay dividends to United States residents who are holders of our ordinary shares.

     The Bermuda Monetary Authority has given its consent for the issue and free transferability of our ordinary shares up to the amount of our authorized share capital from time to time to and between non-residents of Bermuda for exchange control purposes. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, the Bermuda Monetary Authority shall not be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this registration statement. In some cases, issuances and transfers of ordinary shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority.

     In accordance with Bermuda law, share certificates are generally issued only in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity, such as a trustee, certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding the recording of any special capacity, we are not bound to investigate or see to the execution of any such trust. We will take no notice of any trust applicable to any of our shares, whether or not we have been notified of such trust.

Member Protection Rights Agreement

     Upon the passing of a board resolution approving the issuance of member protection rights pursuant to the Member Protection Rights Agreement, then as of the effective date of our initial public equity offering each of our ordinary shares will have attached to it a member protection right pursuant to the Member Protection Rights Agreement. Initially, the rights will be attached to all of our issued and outstanding ordinary shares and will be transferred only with these shares. The rights will become exercisable and separately certificated upon the date and time of separation, which generally will occur after certain acquisitions of our issued and outstanding ordinary shares or the commencement of certain tender or exchange offers. The rights will, in certain circumstances, entitle the holder to purchase certain preference shares or other securities upon the terms set forth in the Member Protection Rights Agreement.

     The member protection rights will not prevent a takeover of us. However, these rights may cause substantial dilution to a person or group that acquires 15% or more of our issued and outstanding ordinary shares unless the member protection rights are first redeemed by our board of directors. Accordingly, if the board of directors declares a distribution of rights under the Member Protection Rights Agreement, it may deter a takeover of us.

Certain Anti-Takeover Matters

     In addition to our Member Protection Rights Agreement, our memorandum of association and bye-laws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classified Board of Directors

     Our bye-laws provide for a board of directors divided into three classes. Each class of directors is elected for a separate term, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting of our shareholders. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of our board of directors. In addition, although shareholders may nominate candidates for election to our board of directors, vacancies on our board of directors may be filled only by our board of directors. Our bye-laws also state that a director may be removed only for cause by a majority of the directors then in office at a meeting of the directors duly called and held, provided the notice required by our bye-laws is given to the director being removed. The classification of directors and the inability of shareholders either to remove directors or to fill vacancies on the board of directors will make it more difficult to change the composition of our board of directors, but will promote a continuity of existing management.

Advance Notice Requirements

     Our bye-laws set forth advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our shareholders. These procedures provide that notice of shareholder proposals must be timely given in writing to our Secretary prior to the meeting at which the action is to be taken. Notice must be received at our principal executive offices in Bermuda not less than 14 days or, from and after the date of our initial public equity offering, 60 days nor more than 90 days prior to the date of the meeting. In the case of a special general meeting, notice of a shareholder proposal also must be delivered not more than seven days after notice of the meeting has been provided. The notice must contain information specified in our bye-laws. Prior to the date of our initial public equity offering, a proposal may only be made by shareholders collectively owning at least 0.05% of our issued and outstanding share capital. No such requirement applies from and after the date of our initial public equity offering.

No Written Consent of Shareholders

     From and after the date of our initial public equity offering, our bye-laws require all shareholder actions to be taken by a vote of the shareholders at an annual or special general meeting and do not permit our shareholders to act by written consent without a meeting.

15% Limit

     On or prior to the date of our initial public equity offering, subject to specified exceptions set forth in our bye-laws, including exceptions relating to certain grandfathered shareholders, no shareholder, individually or collectively with its affiliates, may beneficially own or acquire beneficial ownership of more than 15% of the total number of our issued and outstanding voting shares or possess or acquire the right to vote, or the right to direct the voting of, more than 15% of the total voting power of our issued and outstanding voting shares.

Amendment of Bye-laws

     Our bye-laws require the approval of shareholders representing at least 75% of the voting power of all of our issued and outstanding voting shares to amend or waive any of the bye-laws described in this section “Certain Anti-Takeover Matters.” This requirement will make it more difficult to dilute the anti-takeover effects of our bye-laws.

Bermuda Taxation

     As of the date of this registration statement, there is no Bermuda income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by our shareholders in respect of our ordinary shares. There is currently no comprehensive income tax treaty between the United States and Bermuda.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Bermuda law permits a Bermuda company to indemnify its directors and officers, except in respect of their fraud or dishonesty. We have provided in our bye-laws that our directors and officers and their heirs, executors and administrators will be indemnified and held harmless to the fullest extent permitted by law out of the assets of Intelsat, Ltd. for all actions, costs, charges, losses, damages and expenses they will or may incur or sustain by reason of any act done, concurred in or omitted to be done in the execution of their duties, other than in the case of their fraud or dishonesty. In addition, we have provided in our bye-laws that each of our shareholders agrees to waive any claim or right of action, individually or in the right of Intelsat, Ltd., against any director or officer of Intelsat, Ltd. on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties with us, other than with respect to any matter involving any fraud or dishonesty by the director or officer. The indemnification provided for in our bye-laws is not exclusive of other indemnification rights to which a director or officer may be entitled, provided that these rights do not extend to his fraud or dishonesty. We currently indemnify certain of our executive officers against certain liabilities arising out of their service as executive officers pursuant to agreements with these officers.

     Bermuda law also permits us to purchase insurance for the benefit of our directors and officers against any liability incurred by them for the failure to exercise the requisite care, diligence and skill in the exercise of their powers and the discharge of their duties, or indemnifying them in respect of any loss arising or liability incurred by them by reason of negligence, default, breach of duty or breach of trust, as long as this indemnification does not extend to their fraud or dishonesty. We maintain an insurance policy indemnifying our directors and officers. This policy does not extend to our directors’ or officers’ fraud or dishonesty.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit
Number	Exhibit
4.1	Memorandum of Association of Intelsat, Ltd. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.2	Bye-laws of Intelsat, Ltd. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.3	Member Protection Rights Agreement, dated as of July 18, 2001, between Intelsat, Ltd. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.4	Amendment No. 1 to Member Protection Rights Agreement, dated as of May 10, 2004, by and between Intelsat, Ltd. and The Bank of New York.*

4.5	Intelsat, Ltd. 2001 Share Option Plan (incorporated by reference to Exhibit 4 of the Registration Statement on Form 8-A, File No. 000-50262, filed on April 30, 2003).

4.6	Intelsat, Ltd. 2004 Share Incentive Plan.*

5.1	Form of opinion of Conyers Dill & Pearman as to the validity of the ordinary shares being registered.*

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page to this registration statement).

*       Filed herewith.

Item 9. Undertakings.

     (a) The undersigned registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provision or arrangement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, United States of America, on June 15, 2004.

INTELSAT, LTD.
By:	/s/ Conny Kullman
Conny Kullman
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Conny Kullman, William Atkins and David Meltzer, and each of them, his or her attorneys-in-fact, each with full power of substitution for him or her in any and all capacities, to sign any and all amendments to this registration statement, including any and all pre-effective and post-effective amendments, and to file such registration statements and any and all amendments thereto, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Conny Kullman	Chief Executive Officer and Director	June 15, 2004
(principal executive officer)
Conny Kullman

/s/ William Atkins	Chief Financial Officer	June 15, 2004
(principal financial officer)
William Atkins

/s/ Mark Moyer	Senior Vice President and Controller	June 15, 2004
(principal accounting officer)
Mark Moyer

/s/ John Sponyoe	Director and Chairman	June 15, 2004

John Sponyoe

/s/ Carlos Adamo	Director	June 15, 2004

Carlos Adamo

/s/ Fabiola Arredondo	Director	June 15, 2004

Fabiola Arredondo

/s/ Brian Dailey	Director	June 15, 2004

Brian Dailey

/s/ Didier Delepine	Director	June 15, 2004

Didier Delepine

Signature	Title	Date
/s/ Herbert Fiuza	Director	June 15, 2004

Herbert Fiuza

/s/ Hans Fjøsne	Director	June 15, 2004

Hans Fjøsne

/s/ Gary Howard	Director	June 15, 2004

Gary Howard

/s/ Boon Hwee Koh	Director	June 15, 2004

Boon Hwee Koh

/s/ Cheik-Tidiane Mbaye	Director	June 15, 2004

Cheikh-Tidiane Mbaye

/s/ Ken Miller	Director	June 15, 2004

Ken Miller

/s/ Paul Pizzani	Director	June 15, 2004

Paul Pizzani

/s/ Philippe-Olivier Rousseau	Director	June 15, 2004

Philippe-Olivier Rousseau

/s/ Robin Turner	Director	June 15, 2004

Robin Turner

/s/ Christopher Vonwiller	Director	June 15, 2004

Christopher Vonwiller

/s/ David Meltzer	Authorized Representative in the	June 15, 2004
United States
David Meltzer

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.1	Memorandum of Association of Intelsat, Ltd. (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.2	Bye-laws of Intelsat, Ltd. (incorporated by reference to Exhibit 3.3 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.3	Member Protection Rights Agreement, dated as of July 18, 2001, between Intelsat, Ltd. and The Bank of New York, as Rights Agent (incorporated by reference to Exhibit 10.7 of the Registration Statement on Form F-4, File No. 333-99189, filed on September 5, 2002).

4.4	Amendment No. 1 to Member Protection Rights Agreement, dated as of May 10, 2004, by and between Intelsat, Ltd. and The Bank of New York.*

4.5	Intelsat, Ltd. 2001 Share Option Plan (incorporated by reference to Exhibit 4 of the Registration Statement on Form 8-A, File No. 000-50262, filed on April 30, 2003).

4.6	Intelsat, Ltd. 2004 Share Incentive Plan.*

5.1	Form of opinion of Conyers Dill & Pearman as to the validity of the ordinary shares being registered.*

23.1	Consent of Conyers Dill & Pearman (included in Exhibit 5.1).

23.2	Consent of KPMG LLP.*

24.1	Power of Attorney (included on the signature page to this registration statement).

*       Filed herewith.